Exhibit 99.2

Tidewater Inc.

February 12, 2019

10:40 AM EST

Speaker ID: CRED001_021119a_Tidewater Inc.

Tidewater Inc.

February 12, 2019

10:40 AM EST

Radi Sultan:

All right, I think we'll go ahead and get started.  We have next up, Tidewater.  We have John Rynd, CEO, former CEO of Hercules.  Quintin, who is CFO, former CEO of GulfMark.  And we have Jason, director of Investor Relations.  I don’t know, John, if you want to make some opening remarks and we'll get into some questions.

John Rynd:

No.  Thanks again for having us.  Obviously, I think you just saw a great presentation by David and I think the struggles that he's facing is throughout the whole oil field service sector.  It's not just the North American land.  I think we're, as an industry, oversupplied on all the capital equipment.  So I think it's been a tough - I think it's been a six-year cycle is my number.  I think it started in '14, even though oil prices collapsed at the end of '14.

If you look at rig activity and vessel activity , it was coming down in '14 and $100 oil, really driven by our customers' return on capital were going to straight to hell so they're making adjustments.  So, I view this as we're in the sixth year of the cycle.  A lot of people say the fifth, but maybe that's because I'm more pessimistic than others.

But I want to touch on, and Quintin and I will touch on - we did a very, very good merger with GulfMark.  We closed in November of '14.  We are now the largest provider of OSVs in the world and you can argue that what does that bring you.  But, I think we'll show you that it brings us a lot, both from just our footprint and our scale around the world, but I think importantly, we laid out some synergy numbers when we announced the deal in November.  We're very comfortable we're going to exceed those.  We've made great strides to date.

We've been together, what, 11 weeks or 12 weeks as a company and have made some really, really good strides on the integration.  And so hats off to the team.  They buckled down and got ready to go, and when we opened the gate, we got out of the gate and they’ve been very effective, not just at the office level, but I think also, we've already seen some good operational synergies of moving vessels in markets where maybe traditionally, GulfMark didn’t work.  Where we were shy a vessel, we've been able to move in some vessels.  So that's already - we're going to show the benefits of that.

So, I think the balance sheet is in great shape.  The fleet is in great shape.  We just need a little help from “mother market”.  So you can go to the next slide if you want to.  I don’t think we're going to be making any forward-looking statements today, but just in case we are, I think we all know the risk and uncertainties in our business.  So here's the overview.  Again, Tidewater was founded in 1955.  You can see our vessel fleet at 264 is the largest.  I think as important, you look at the average age at 8.7 years.  It's one of the youngest fleets in the business.  The stock - as all equities - got hit in the fourth quarter.  It's gone down from -- I think we peaked at around $36 a share as an all-time high -- back down to $20.  So our market cap is now sub $1 billion.

So we've got again the great balance sheet.  Things are good.  We just need some help in the market.  Because right now, we're in control of our margins.  The market is not, i.e. we can't really push rates dramatically.  So we've got to take care of expanding our margins by being smart about what we do, watch our costs, and just be very diligent.

Tidewater Inc.

February 12, 2019

10:40 AM EST

Speaker ID: CRED001_021119a_Tidewater Inc.

Next slide.  Again, safety.  I get the sense a lot of investors kind of start checking their iPhones when all the service companies start talking about their safety performance.  But, I think if you're not safe, you're ultimately not going to be in business.  And I think we have a moral obligation as a company to provide a safe workforce for our employees.  We want them to go out and come home every two weeks, every month, wherever they are.  And it is a differentiator with certain clients.  If you have a bad track record, they're probably not going to hire you.  So I think, again, it's core to what we do every day.

Let's touch on the merger with GulfMark.  It was an all equity transaction.  Again, we closed in the 15th.  We've already talked a little bit about integration.  We've already consolidated all but one of our offices around the world and that's Norway.  And there's some regulatory drivers on that that we couldn’t move as fast as we could around the world.  So we've moved GulfMark Houston into Tidewater Houston.  We've moved Tidewater Aberdeen into GulfMark Aberdeen, consolidated Trinidad, consolidated Mexico, consolidated Singapore, and we're in the throes of, again, driving the integration.

The key timeline on the integration, and really, I think the key that's going to drive a lot of our efficiencies and cost, is our ERP system.  And we're migrating to the GulfMark ERP system, to SAP.  And that's targeted to go live as one system October 1st.  We've already had some small wins, which was the driver of the team.  So I mean that's obviously a lot of work.  The work right now is focused.  We've got to get the 10-K filed and then we can move to the next step.  So that's our target.  We've got to get that filed and you can imagine putting two companies together.  We are together as one for 45 days.  It's not an off-the-shelf K.  So it's taken a lot of work, a lot of late hours.

So with that, I think from there, we can turn it over if you want to do Q&A with Quintin and I (inaudible).

Radi Sultan:

I think we want to just kick it off and get both of your perspectives on sort of any key competitive advantages that you’ve noticed now that you’ve had the deal closed for a few months.  Both Quintin, your perspective going from GulfMark, and John from Tidewater.  If there's any sort of key competitive advantages you’ve noticed in your customer conversations, activities, et cetera.

Quintin Kneen:

Well, I'll tell you, the week leading up to the closing of the deal, I got more inbounds from majors and super majors trying to lock up boats for long-term rates before the combination.  To me, I was just tickled by it.  Of course, I didn’t commit to anything until I handed them over to John.  But customers notice the strength of the combined company.  It's not just the balance sheet.  It's not just the reputation for quality, but it's the strength of the fleet and the diversity of locations.  And I've certainly noticed a difference since the merger date on that.

John Rynd:

Yes, I would agree.  I think the smart customers are paying attention, realizing that this level of activity  is not sustainable and that ultimately, you know, they're going to cause more and more capacity to leave the market.  And so the guys that really need our service have paid attention.  I think it was interesting, I was visiting right after - I guess right before the merger one of our good clients in the North Sea.  And we were talking about branding, and I said, "Well, it's going to be a Tidewater brand," and he said, "Well, you're in a pretty good position because both brands are so well respected."  So I think that bodes well, again, that both companies around the world had great operating reputations and that customers accepted it.

And I think what we're going to see efficiencies that we heretofore did not experience at Tidewater, again, on the ERP system. It's really going to streamline just getting the numbers out,

Tidewater Inc.

February 12, 2019

10:40 AM EST

Speaker ID: CRED001_021119a_Tidewater Inc.

getting the data to the field, getting the data to us to enable us to make better, quicker, more well informed decisions.

Radi Sultan:

And then I know, Quintin, you mentioned strength of the balance sheet pro forma.  Obviously, financial health is sort of a big issue in the boat market today.  Have you seen customers more willing to work with you guys because you have a stronger balance sheet?  Has that been an advantage in winning work today?

Quintin Kneen:

Definitely for contracts where the customer is putting money up front.  So one of the things that the team at Tidewater is looking to do is shape the industry in a way where customers are participating in the cost up front to either mobilize the vessels or pay for a portion of the dry docks.  And they're willing to do that with a company like Tidewater, but they're not going to spend $1 million, $1.5 million in participating in the mobilization and the dry dock of a vessel that's key to their operations for a company that may in fact not be able to live up to the tenant of the contract itself, (inaudible) contract.

John Rynd:	Yes, we -- I'm sorry, I didn’t mean.

Quintin Kneen:	Go ahead, John.

John Rynd:

We had all our managers in three weeks ago now, I guess, from around the world.  And one thing that I stressed for them, not in an arrogant way, but when we're talking to our clients around the world, is look at -- they need to look at their counterparty risk and just drive that home.  Don't denigrate your competitors because we don't throw rocks in this business we're one mess-up away from having a catastrophe, right. So never go that way.

But just reiterate, we're the counterparty for you on a multiyear contract.  We've continued to invest in new equipment.  We continue to train our people.  I mean we're your long-term partners.  So just kind of that pound that message home.

Radi Sultan:

And do you think customers are willing to pay a little bit more for a counterparty that doesn’t have as much counterparty risk as opposed to some of your more financially distressed peers that have been very aggressive on bidding?

John Rynd:

I would like to think they would pay more, but historically, they have not shown that bias to do that.  Is it $100 a day or $200 a day?  Well, maybe.  Yes.  But I think to Quintin's point, on some of the longer-term stuff that we've looked at and continue to look at, I mean multiyear deals that require some capital investment from our client.  You know, he has some things he wants on the vessel that we're not going to pay for because it adds no long-term value to the vessel.  That CapEx is specific to his program and then when we get through with that program, we've got to take all that stuff off.  So we're not going to pay for that.

And so I think, to his point, more willing to deal with us because they know that they're going to put money into a vessel and they’ve obviously got a specific program that's got tenure to it.  They want to know that the vessel owner is going to be there with them side by side.

Radi Sultan:

And if we could just take a step back and look at sort of your market outlook in each of the key regions.  Obviously, GulfMark was a powerhouse in the North Sea.  If you could just sort of talk about your outlook for each of the key major regions you guys operate in, which is pretty much everywhere.

John Rynd:	Well, I'll walk through it and then Quintin can add his comments. I think that right now, it's just okay. I guess I've been accused, since I've been at Tidewater, which is less than a year, of being

Tidewater Inc.

February 12, 2019

10:40 AM EST

Speaker ID: CRED001_021119a_Tidewater Inc.

too bearish.  But when I look out and see the oversupply, it's hard not to be bearish.  And then you have the dislocation in commodity prices that we experienced in the fourth quarter.  It has to give you some pause for concern.

But saying that, we have seen no material change in our customers' behavior year-to-date.  Not going up.  Not going down, but kind of consistent.  I use this example.  There were three programs that we were focused on late in the fourth quarter that I thought when the oil price collapsed, were going to put those programs at risk, various geographies around the world, some remote locations.  You figure they're just going to take a pause.  That has not happened.

So if you look around the world, obviously, the Middle East, Aramco is still growing their rig fleet, which requires PSVs or towing supplies to go with those rigs.  That market has demand growth, albeit no rate movement because of the oversupply situation.  So you're still rate challenged there.

I think right now for us, Nigeria has been a bright spot.  From an activity standpoint, they're bringing rigs in.  The challenge there is just Nigeria.  It's just a challenging place to work.  Angola has been very steady for us last year.  Looks to be very steady this year.  West Africa, the other countries in West Africa where we operate, business is okay for us.  We just have a heavy special survey year with those particular assets.  So the performance financially is not going to be that good.  The Med is holding up fairly well.  Mexico is holding up.

We had to reprice, if you remember going at the end of the second quarter, early third quarter last year, we repriced about eight vessels down significantly, just market dynamics.  But the team there has done a very good job of reducing their cost as well.  So the margins there are still very healthy.  I think Mexico does have some upside potential.  They're talking a big game about picking up 16 jack-ups.  We're going to take a wait and see if they just logistically can handle all that.  I think Brazil will muddle through this year.  We've moved one vessel in and we're mobilizing a second vessel into Brazil.  I think that's more of a '20 event, but with some upside there.

The North Sea, again, you know, with their dominant position, you add our seven vessels, we're tied with Solstad as being the largest provider in the region between the U.K. and Norway.  That market is doing fair, kind of what you'd expect through the winter months.  We've been able to mobilize two vessels out of there during the winter months and we redeployed them elsewhere in the world.  Ultimately, if the market allows us, we'll bring them back in the summer months.

Obviously, Thailand has been a very -- you (to Quintin Kneen) all had two vessels.  We had three vessels.  Same client.  We've been able to grow that relationship with incremental vessel and potentially one more.  So that started to kind of hold its own where we were both independently thinking, do we need to get out of there?  Now, I think we've got enough scale maybe that we say we're going to hang around for a while.

And the U.S. Gulf of Mexico, I think this morning we may be down to just the one vessel idle.  We've run 100% over the last -- in January.  It's holding its own.  The rates are moving modestly.  I would say rate movement is kind of modest everywhere in the world.  You're picking your spots.  You're getting $100 there, $200 there.  But as Quintin talked about, we're trying around the margin to improve our margin, i.e. getting the mobs paid for, some of the mobs paid for.  Get some fuel paid for where historically in this down cycle, like if you were at David's, with the leverage in the contracting, it's all on our customer's side.  We're trying to slowly push that thing where we could pick up some dollars around the margin.  Did I miss anything?

Quintin Kneen:	No, I actually think you got the world covered nicely. The only thing I would add to that is this is going to be an unusually high special survey year for the industry and for Tidewater and GulfMark

Tidewater Inc.

February 12, 2019

10:40 AM EST

Speaker ID: CRED001_021119a_Tidewater Inc.

as a combined company. And so it's going to be really interesting to see how the operators push through that.

Earlier in the downturn, this is really - there were intermediate surveys and there were some UWILDs and other requirements that people would have to go through in order to keep boats operational.  But those are of relatively little expense.  We're hitting the wall of special surveys and we're getting into the fifth year or sixth year of the downturn.  But essentially, people have kicked the can as far as they can go from a vessel certification standpoint.  So obviously, with the strong balance sheet that Tidewater has, we're not going to have any issue performing any dry dock or special survey that we think is appropriate for the business.  That can't be said for others.

And so it will be interesting to see if we shake some business loose from other competitors as we go through 2019.

Radi Sultan:

Do you think that's a catalyst for potentially seeing stronger market utilization if some of your competitors can't afford to pony up the cost for the special survey that actually causes some tightness maybe in certain regions in particular?

Quintin Kneen:

Yes, that's what I think.  And it's not just the special survey costs.  What we're starting to see is utilization, as John mentioned, has crept up -- just it's inching up throughout the world over the past few years.  No one is getting rate, but they're getting a little bit more utilization.  And that's beginning to put wage pressure on the mariners and so as a result -- or on the companies paying the mariner wages.

So what we're seeing around the world is the first parts of wage pressure inflation, which obviously, we want to push through to our customers to the extent possible.  But that pressure with the pressure of the special surveys, there's going to be a revealing moment as we go through 2019 on how many operators can continue to push through this downturn.

Radi Sultan:

And have you seen any trends in sort of the labor pool in terms of the broader OSV industry?  I mean whether it's U.S., West Africa, Brazil, have you seen any incremental wage pressure in any region in particular or is that just broader market?

Quintin Kneen:

You know, we first saw it in the North Sea last year because the North Sea had a pop in activity.  Unfortunately, people weren’t as disciplined and they brought a lot of vessels out in the North Sea in the first half of '18.  And in order to put those boats to work, they had to hire a bunch of mariners.  Most of them got taken out of existing boats in the industry.  And we saw about a 22% turnover in the mariner fleet and some of the, like, the chief engineers and some of the spots in the North Sea.

Now, we're starting to see it in other places of the world as well.  So yes, it's starting to creep in but it's another indication that the continuing improvement in utilization, although small, are starting to happen in fact.

Radi Sultan:

And actually, if we could just drill down in the Gulf of Mexico for a minute, obviously, being Jones Act compliant comes with a lot of restrictions.  I'm curious, pro forma, post- the deal close, you obviously have less leverage in the Gulf of Mexico now.  I'm curious how you guys balance sort of the pros and cons of remaining Jones Act compliant.

Quintin Kneen:

Well, I'll tell you, you know, I'll give it a shot because a lot of it has to do with the capital structure side and then there's the governance piece as well that I'll toss over to John.  But, we're still working through the fact that both companies on emergence from Chapter 11 had to issue Jones

Tidewater Inc.

February 12, 2019

10:40 AM EST

Speaker ID: CRED001_021119a_Tidewater Inc.

Act warrants, which are a very tradable instrument, but it's an unknown instrument to most investors. And so it's hard to get an appetite for them and they don’t trade very well.

I think the team at Tidewater does an excellent job in finding U.S. citizens homes for those particular Jones Act warrants and converting those into regular wage shares, and that process is continuing.  But, it does restrict you from a capital structure perspective in issuing shares in the international market.  And it does reduce the flow a little bit for the foreign holders themselves because they can't - it's difficult for them to trade with another foreign investor even at this time.

Radi Sultan:	And then the only pro being that you can work in the Gulf of Mexico given it's obviously not one of the strongest regions today.

John Rynd:

But we have a 17-vessel fleet now.  So I mean it's -- I think we're number four in the market, which if you look at with exception of the U.S. and Mexico, we're one and two in all the other markets we're in.  So we prefer to be there obviously.  Just that scale makes a difference.  But if you look at the budgeted performance for '19, the U.S. Gulf, is a nice performing little business.  So there's no rush to get out because we're holding our own.  And the other thing you can do is, I mean, you can move Jones Act vessels out of the U.S. Gulf.  Now, you can leave them U.S. flagged.  So then, you can come back.  But, you do have more cost.  You have to get a marine crew.  It has to be U.S. citizens, the Coast Guard, et cetera.  From a regulatory standpoint, it's a little more expensive.  And one thing, if you delete your U.S. flag, you never get it back.  That's just kind of the balance of where we are.  I think we only have, right now, one U.S. flag vessel working internationally and that was -- it was part of the restructuring that it was tied up with the indenture.  But, we had an opportunity to move it to Africa.  We had to leave it flagged.  Again, just some of the little nuances you find out about and deal with.

Radi Sultan:

And then just in terms of what's driving demand today.  The mix between production and construction versus drilling, are you seeing any trends there regionally or by customer?  And how do you see that changing going forward?

John Rynd:

Historically, if you look back, production/construction is about 60% of the business, right.  It's kind of the baseline of the business, 40% leverage to drilling.  And I think if you look regionally, I would say the Med is a combination of construction and drilling, if you look where our vessels are deployed.  Nigeria, because they’ve been pretty aggressive picking up rigs, is more leveraged to the drilling side.  So it's almost regional.  North Sea is production related.  With some, they had a nice little run in their rig count so it's moving a little bit more to the rig count side of the business.

Radi Sultan:

And then I know you probably don’t want to hear this just given that you just closed GulfMark.  How are you guys thinking about M&A, whether it's you guys, or your competitors?  I mean several of your financially distressed peers tried to get involved in some M&A.  I'm curious how you see that going forward, both you and for the space as a whole?

John Rynd:

Yes, I think if you look out in our space, obviously, we have way too many players chasing way too little work that you would think your canvas is broad.  But, if you look at it from the lens that we're trying to say disciplined on, i.e. little to no leverage, incremental, protect the cash on the balance sheet, so use equity.  So we've got -- the Jones Act is kind of a challenge we have to look at because we're not going to bail anybody out.

And then from a fleet standpoint, we want it to be equal or accretive to our fleet.  We don't want to take on a heavy stacked fleet or a ten-year old or greater fleet.  We'd like to be in a position to kind of target specific assets in specific locations.  So it almost leads you -- I mean we're keeping our ear to the ground very closely on corporate type M&A opportunities.  Don't take that the wrong way, but I think then, there's also -- the other piece of it is individual asset acquisitions.  And I

Tidewater Inc.

February 12, 2019

10:40 AM EST

Speaker ID: CRED001_021119a_Tidewater Inc.

think that there's multiple opportunities there as the distressed owners, the banks are going, all right, this is year five, or year six, and '19 doesn’t look much better.  So there could be those opportunities.

And then, for us, again, for our scale, we're able to just plug those in; we buy an asset and plug it into West Africa, plug it into the Med with little to no incremental overhead.

Quintin Kneen:

And I would say, consistent with John's opening remarks on the integration and so forth, we're truly building a best-in-class shorebased infrastructure and I feel very confident from the work that I've done previously with GulfMark and the task that we have ahead of us at Tidewater that there's a lot of great things that we can do.  But, we will have the scalability to tack on acquisitions and I don’t care if it's a 20-boat fleet or a 2-boat fleet, with no incremental G&A spend.  And that to me is a real important part of developing this shorebased infrastructure as we go through 2019.

Radi Sultan:

And then how do you think about in terms of single asset acquisition.  You’ve actually seen some of the sort of larger PSVs actually trade at pretty decent prices.  I'm curious how you're thinking about financing in terms of if you were to pick up two or three boats.  I mean what's your go-to in terms of how you finance any of those single asset acquisitions?

Quintin Kneen:

Unfortunately, with the pullback in equity prices, we’re not really excited to use equity.  But, as John pointed out, keeping the balance sheet healthy is also very important.  So there's a weighing that goes on in that process.  Some of the deals that Tidewater completed right after the integration or the merger with GulfMark were done at really low values.  We could easily use cash to do them.  But, I think if we did anything more significant, we'd have to get the right equity value in place.

Radi Sultan:

And I'm curious for the industry more broadly, sort of consolidation as a theme, I mean is that something you expect to see more of and do you expect that to sort of change the competitive landscape there in any of the regions you work in?

John Rynd:

I think consolidation has to happen in our space.  I think right now, given the significant amount of leverage that is associated with that, I think there's going to have to be some self-help first before you can make the next step.  Because you just can't afford that leverage in that business.  We were cash flow positive in '18 and the goal is to be cash flow positive in '19.  So we're a long way from talking about real earnings back to our shareholders.  So it's still a tough slog out there.

Quintin Kneen:

That's right and from a capital structure standpoint, I would say that consistent with John's comments earlier, we're not here to bail anybody else's problems out, especially from an overleveraged standpoint.  There's a lot of people that have to take a haircut before these boats free up, and we have the patience and the ability to withstand it.

Radi Sultan:	And then in terms of contract structure, have you seen this mixed shift in terms of spot versus term, integrated services offered versus not? I mean have you seen any sort of themes on that front?

John Rynd:

So we've entered into a couple of term, two years or so in the North Sea.  We've entered into some term in Thailand, a little bit of term up and down the West Africa Coast.  And obviously, in the regions where you work for the national oil companies, that's all term -- Mexico or Saudi.  That's all three to five-year type stuff.  That’s just their norm.

So we're seeing it kind of creep in from the IOCs.  But, no real integrated services yet.  Now, what some of our vessels do, there's a lot of obviously P&A work or stimulation work that has to go on and they can do it from the back of the vessel.  But, you'll be working with a Halliburton or

Tidewater Inc.

February 12, 2019

10:40 AM EST

Speaker ID: CRED001_021119a_Tidewater Inc.

Schlumberger.  Because we've got a handful of boats working for both of those around the world doing some sort of integrated projects.  We're just the platform that they do that from.  We don't get involved in it.

Radi Sultan:	And then actually, you mentioned NOCs focusing more on term. Have you seen any particular themes around customer class? So IOCs more want to do spot versus term? Any sort of (inaudible)?

John Rynd:

I think it really ties, on the IOCs, it ties to what their program is.  It's almost more rig specific or like we're doing in Thailand, some big P&As , what we're going to do in Angola.  There's a big stimulation project and it's a two-year stimulation project, so they want the vessel for two years.  A lot of it is just tied to their rig activity.  So again, if you look Aramco contracts, typically three to five years with their rigs.  They want to tie up the boats.  Same way down in Mexico.  They tend to go long.  They tie up the vessels for the long-term even though Pemex, not to get in the weeds, Pemex, they kind of use a pooling -- you're not assigned to one rig.  It's a -- you find out every week or every day what you're going to be doing.

Radi Sultan:

And then last one before we open up to questions.  I wanted to touch on Brazil because on the rig side at least that seems to be sort of the sleeping giant in terms of deepwater rig demand.  I'm curious on the boat side, I mean obviously, there's a lot of competition down in Brazil.  Curious how you're thinking about that as we head into end of '19, early '20 when some of the Petrobras contracts start to get awarded.

John Rynd:

Yes, as I said earlier, I think Petrobras or not Petrobras, but Brazil will be a '20 story more so than a '19 story.  When you talk to some of the big players down there, the Equinors, the Exxons, the Shells, they're very excited about prospectivity.  In fact, one of those told me that their brightest prospect in their global inventory is in Brazil.  So that's nice to hear.  The challenge in Brazil.  There's a lot of challenges in Brazil.  You have to be Brazilian flagged.

So like, for us, we're out of Brazilian flag vessels.  So that's going to be the challenge.  I mean there's a system where you can use your existing tonnage to get a non-Brazilian flag in, but you can eat through that tonnage pretty quick and so then you're out.  So, I think we've kind of kept our eye open on some of the local players down there that have tonnage.  Are they willing to sell and could that for us to get it, but it's just been a challenging environment down there, and I think the good news potentially is with Petrobras backing away and letting the IOCs operate, it will become a more normal market.

Obviously, I think the change in government from what we hear talking to our clients here and down there, they're very pleased at this point with the change in government.  So, I think, again, it's going to be a puzzle we're going to have to try to figure out as we go forward.  Yes, but we're working down there now, thankfully, for Equinor and Shell, along with Petrobras.  So we've already been able to put a vessel or two to work for the IOCs.

Radi Sultan:

And I'm curious actually, you mentioned the change in Presidents.  We also had a change in President in Mexico as well and there was a lot of concern around how that would potentially affect the offshore industry as a whole.  I'm curious, have you noticed anything on that front?  Are your customers being more shy, more sort of wait, see how this round of legislation plays out before they make any significant investments?  Have you seen that?

John Rynd:

The ones I've talked to who are active down there, the deals that were done are going to be honored.  So they're not going to retrade the existing deals and we've seen Talos play up their discovery.  FieldWood  is going back down there.  Murphy is down there right now.  So you're seeing those early guys are in.  I think the concern is what's the pace of the new licenses?

Tidewater Inc.

February 12, 2019

10:40 AM EST

Speaker ID: CRED001_021119a_Tidewater Inc.

But for us being there, with Pemex getting more capital dollars potentially that's fine with us because Pemex is a key client.  So I mean, you know, it's -- we don't care.  As long as it's green, we don’t care who's giving it to us.

Radi Sultan:

Questions, anyone?  No.  We've seen on the offshore rig side in particular this sort of increase in MSA agreements, JVs, alliances.  Is that something we can see in the boat industry or is it such a commoditized, apples, to apples, to apples business that you think there's need?

John Rynd:

Currently, we have two JVs in place along the West African Coast and JVs can be very challenging.  And these are challenging JVs that we have.  So not to say no, but go in with kind of one eye wide open and just be careful.  Some regions now, Ghana in particular, are kind of pushing you to have a real JV there to operate there.  So that's just something we're going to have to ultimately deal with, if we elect to continue working in Ghana.

But yes, I mean you’ve got many -- I mean.

Quintin Kneen:

Similar to John, I mean, there's certain areas of the world where you have to have a joint venture partner and the creep that we've seen over the last few years as the industry has tightened up is they're putting more pressure on companies to make those more legitimate joint ventures and give control to the local joint venture partner.  And that just makes it more challenging for an international company, especially with governance requirements and other oversight requirements.

John Rynd:

One comment I want to make just to finish.  Interesting if you all follow everything, Transocean elected to scrap a sixth gen, seven-year old drill ship.  That's pretty amazing, right? A $600 million drill ship.  And so I guess two points.  One, we very aggressively continue to scrap.  We sold 42 vessels in '18 with about half of those going to scrap, or as they say in Europe, recycling.  And we've got a target this year out there to get rid of 40 more vessels, probably half the stacked fleet.  I mean same – sales or to scrap.

So I think that when you see that Transocean, their decision to scrap that vessel, we've been scrapping 15-year-old vessels, but it's just kind of are people going to wake up and go, it may be eight years old, but it may never work again.  Because if you think about it, some of these eight year old vessels, they’ve been stacked half their life.  And if you think this cycle is a five-year down cycle, and they have a 20-year life, look at how five of that 20 years they’ve been sitting idle.

So not to get off on my own bully pulpit or whatever, but I think the next round, if we get into a cycle to build again, which we will, your economics have to change.  You built a $600 million drill ship with a 20-year life and I'm sure you had your initial contract in (inaudible) but you ran the economics the remaining 15 years of that asset's life at some midcycle rate and then had some residual value at the end of it.  And that drove your returns in the low teens probably.

Well, if this thing plays out again, and same thing with our vessels.  A $50 million vessel that it may last ten years. Well, my incremental day rate coming out of a shipyard in this next cycle, you can argue may have to be double truly to get the proper economic return.

Radi Sultan:

And it's interesting you mention Transocean and you guys it seems like are sort of the only well capitalized players that can afford to scrap, right.  If you're going through a restructuring, obviously, it's more challenging.  Do you think once we get this sort of wave of restructuring in the OSV industry that we see another wave of the scrapping after that?

Tidewater Inc.

February 12, 2019

10:40 AM EST

Speaker ID: CRED001_021119a_Tidewater Inc.

John Rynd:

Yes, we hope so because it's discipline and I think a very simplistic view in my mind is that a stacked vessel is not an asset.  It's a liability.  It's on the wrong side of the balance sheet, which our assets have been most of their life on the wrong side of the balance sheet.  So you’ve got a liability sitting out there that could sink.  It could have a spill.  It could do whatever.  Well, get rid of it and turn that liability into an asset, i.e. cash.  Because I think you have to have a -- I mean the rig count peaked in '14 at 730, 740, wherever it was.  It was north of 700.  We're sitting around 400 right now, plus or minus, right, 410 or whatever.

Are we going to put 300 rigs to work in the next five years? I don’t know.

Radi Sultan:	Probably not.

John Rynd:

But you think about it would take five years -- let's say over a five-year cycle, we got there.  Now, these vessels are 20-years-old, 15-years-old, they’ve been sitting out there longer.  Man, just get some self-help.  Take that idle tonnage out of here.

Radi Sultan:	Do steel prices and scrapping values impact that decision at all for scrapping?

John Rynd:

In my mind, not really, because if you've got your head around this is a liability and I can scrap it for $150,000 or if I wait six months, I might get $200,000.  It makes no difference to me.  Get rid of it.  Obviously, we pay attention to scrap value.  Don't get me wrong.  And then we also value scrap versus resale into another market.  And obviously, we're going to try to maximize the cash inflow.  But again, when you’ve made the decision that we're getting rid of these assets, yes, you want to maximize your cash-in.  But, you made that decision not because you're looking for cash.  But, you're really trying to get rid of all your crap in your fleet.  That changes your mind a little bit about how hard-nosed are you about I need that last nickel.

Radi Sultan:	Okay. Perfect. We're out of time. Thank you, gentlemen.

John Rynd:	Thank you.